CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-14 of SCM Trust and to the use of our report dated March 1, 2018 on the financial statements and financial highlights of Shelton Greater China Fund, a series of shares of beneficial interest of SCM Trust. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

May 29, 2018